EXHIBIT 23

                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 and in the Registration Statements on Form S-8 listed below of Harnischfeger Industries, Inc. of our report dated December 5, 1994 appearing on page 47 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of this Form 10-K.

     1. Registration Statement on Form S-8 (Registration No. 33-42833)

     2. Registration Statement on Form S-8 (Registration No. 33-23985)

     3. Registration Statement on Form S-8 (Registration No. 33-18393)

     4. Registration Statement on Form S-3 (Registration No. 33-51436)

     5. Registration Statement on Form S-8 (Registration No. 33-46738)

     6. Registration Statement on Form S-8 (Registration No. 33-46739)

     7. Registration Statement on Form S-8 (Registration No. 33-46740)

     8. Registration Statement on Form S-8 (Registration No. 33-57209)


PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
January 27, 1995